CONTRACT OF LEASE-PURCHASE

between

SOUTH CHARLESTON DEVELOPMENT AUTHORITY

as Lessor/Seller

and

GREENPOWER MANUFACTURING WV INC

as Lessee/Purchaser

Dated as of May 2, 2022

Effective August 1, 2022

CONTRACT OF LEASE-PURCHASE

THIS CONTRACT OF LEASE-PURCHASE (this "Lease"), dated as of April ____, 2022, effective August 1, 2022 ("Effective Date"), is by and between the SOUTH CHARLESTON DEVELOPMENT AUTHORITY, a municipal development authority created by the City of South Charleston, a political subdivision of the State of West Virginia (the "Lessor" or the "Seller"), and GREENPOWER MANUFACTURING WV INC (the "Lessee" or the "Purchaser"), a West Virginia corporation and wholly owned subsidiary of GreenPower Motor Company, Inc. ("GreenPower Motor"), as lessee.

WHEREAS, the Lessor, as designee of the West Virginia Department of Economic Development ("WVDED") pursuant to the terms of a Memorandum of Understanding for GreenPower Motor, dated as of January 4, 2022, by and among the West Virginia Department of Economic Development ("WVDED") and the Lessee (the "WV MOU"), has entered into an agreement with the West Virginia Infrastructure and Jobs Development Council ("Infrastructure Council") to acquire multiple parcels of land, including all structures contained thereon as further described below, as an inducement to Lessee to develop a facility for assembling and/or producing zero-emission, electric-powered medium and heavy-duty vehicles within the City of South Charleston (the "Project"); and

WHEREAS, the Lessor has acquired or intends to acquire the Leased Premises, with such acquisition financed by the Lender; and

WHEREAS, the Leased Premises will be leased to the Lessee pursuant to this Lease for the Project; and

 WHEREAS, the Lessee, by executing this Lease, hereby leases the Leased Premises from the Lessor and all equipment owned by Lessor and located at the Leased Premises (the "Equipment") for use by the Lessee.

NOW, THEREFORE, THIS CONTRACT OF LEASE-PURCHASE WITNESSETH:

That for and in consideration of the Lease Payments (as hereinafter defined) to be paid by the Lessee to Lessor and the full and complete performance of the covenants, terms, and conditions hereinafter set forth, the Lessor hereby leases and demises unto the Lessee and the Lessee hereby takes and leases from the Lessor, for use by the Lessee, the real property and improvements thereon and Equipment owned by the Lessor located therein located in South Charleston West Virginia:

Certain lots, tracts or parcels of land, together with the improvements thereon and all furnishings, fixtures and equipment therein and appurtenances thereunto belonging, including a building, situated, lying and being in Kanawha County, West Virginia, as more particularly set forth and described in EXHIBIT A - SITE DESCRIPTION attached hereto and made a part hereof to which reference is hereby made.

The parties hereto covenant and bind themselves as follows:

1. (A) Definitions.  The following terms will have the meanings specified below, unless the context clearly requires otherwise:

"Act" means W. Va. Code § 7-12-1, et seq.

 "Additional Lease Payments" means the cost of all property taxes (including without limitation all property taxes of any kind and any payments due under any PILOT Agreement relating to the Leased Premises or any portion thereof), Operating and Maintenance Expenses, and all other charges and costs (together with all interest and penalties that may accrue thereon in the event that the Lessee shall fail to pay the same, as specifically set forth in the Lease), all of which the Lessee assumes or agrees to pay under the Lease with respect to the Leased Premises, and not otherwise paid by the Lessee directly.  Additional Lease Payments do not include the Regular Lease Payments.

"Additional Parcels" means a 1.71-acre parcel of real property (hereinafter the "Rail Spur Parcel") and a 3.412-acre parcel of real property that Lessor intends to acquire from South Charleston Development III LLC after the Effective Date, and which, upon acquisition by Lessor, will be incorporated into the definition of Leased Premises in this Lease, as described in Exhibit B. The target price to acquire the Additional Parcels described in Exhibit B is $1,300,000.

"Asbestos Containing Materials" means material in friable form containing more than one percent (1%) of the asbestiform varieties of (a) chrysotile (serpentine); (b) crocidolite (ricbeckite); (c) amosite (cummington-itegrinerite); (d) anthophyllite; (e) tremolite; and (f) actinolite.

"Closing" means the date by which the Lessor acquires legal title to the portion of the Leased Premises identified and described in EXHIBIT A - SITE DESCRIPTION.

"Environmental Regulations" means all laws and regulations, now or hereafter in effect, with respect to Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. § 9601, et seq.) (together with the regulations promulgated thereunder, "CERCLA"); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901, et seq.) (together with the regulations promulgated thereunder, "RCRA"); the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. § 11001, et seq.) (together with the regulations promulgated thereunder, "Title III"); the Clean Water Act, as amended (33 U.S.C. § 1321, et seq.) (together with the regulations promulgated thereunder, "CWA"), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.) (together with the regulations promulgated thereunder, "CAA"); and the Toxic Substances Control Act, as amended (115 U.S.C. § 2601, et seq..) (together with the regulations promulgated thereunder, "TSCA"); and any state or local similar laws and regulations and any so-called local, state or federal "superfund" or "superlien" law.

"Event of Default" means one or more of the "Events of Default" defined in Section 18 of this Lease.

 "Full-Time Equivalent Employee" means a direct employee of the Lessee who receives paid benefits and works at least 140 hours per month; or, for part-time work, an employee who receives paid benefits and works at least 20 hours per week for at least six (6) consecutive or non-consecutive months per year shall be considered a full-time equivalent employee.

"Hazardous Materials" means any material amount of flammable explosives, polychlorinated biphenyl compounds, heavy metals, chlorinated solvents, cyanide, radon, petroleum products, asbestos or any Asbestos Containing Materials, methane, radioactive materials, pollutants, hazardous materials, hazardous wastes, hazardous, toxic, or regulated substances or related materials, as defined in CERCLA, RCRA, CWA, CAA, TSCA and Title III, and the regulations promulgated pursuant thereto, and in all other Environmental Regulations applicable to the Lessee, any of the Leased Premises or the operations conducted by Lessee thereon on, from or beneath the Leased Premises.

"Lease Term" means the term of this Lease, as set forth in Section 4.

"Lease Payments" means, collectively, the Regular Lease Payments and the Additional Lease Payments payable by the Lessee for and in consideration of the right to use the Leased Premises during the Lease Term pursuant to Section 5 of this Lease.

"Leased Premises" means the real estate described in EXHIBIT A - SITE DESCRIPTION, together with all improvements, buildings, equipment, furnishings and fixtures owned by Lessor located thereon, and, after the Lessor has acquired the Additional Parcels, the real estate described in EXHIBIT B - ADDITIONAL PARCELS.

"Lender" means the West Virginia Water Development Authority, acting on behalf of the West Virginia Infrastructure and Jobs Development Council.

"Lessor's Documents" means this Lease, and all other documents executed and delivered by Lessor in connection with the leasing of the Leased Premises.

"Loan" means the Loan made by the Lender to the Lessor in the amount of [$6,700,000] where the Leased Premises only includes the real estate set forth in Exhibit A OR in the amount of [$8,000,000] where the Leased Premises includes the real estate set forth in Exhibit A and the Additional Parcels in Exhibit B.

 "Occupancy Date" means August 1, 2022. The Occupancy Date is the same as the Effective Date.

"Operating and Maintenance Expenses" means, with respect to the Leased Premises, all costs and expenses of operation and maintenance of the Leased Premises, including, without limitation, the costs and expenses of salaries and fringe benefits, utility services, insurance, fees, licenses, permits, administrative expenses, taxes, maintenance, repairs, and security.

"PILOT Agreement" means a binding and legal agreement setting forth the conditions and obligations of Lessee to make payments to the Lessor, the City, the Kanawha County Commission, the Kanawha County Assessor, the Kanawha County Sheriff and the Kanawha County Board of Education or the State in lieu of taxes.

 "Plans" means the plans and specifications relating to the acquiring, remediating, improving, developing, and marketing real estate for purposes of commercial and economic development at, in or on the Leased Premises prepared by a licensed architect and approved by the Lessee.

 "Purchase Price" means the amount advanced on the Loan, subject to a declining amount as a result of the Regular Lease Payments and pursuant to Loan Forgiveness provisions set forth in Sections 5(d) and 5(e) of this Lease.

"Release" means when used as a noun, any pumping, spilling, leaking, disposal of, or empty, discharge or release of, any Hazardous Materials.

"Regular Lease Payments" means the payments payable by the Lessee for and in consideration of the right to use the Leased Premises during the Lease Term pursuant to Section 5 of this Lease.

"State" means the State of West Virginia.

 (B) Interpretation.

(i) Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

 (ii) Headings of sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

 (iii) All references herein to "Sections" and other subdivisions are to the corresponding Sections or subdivisions of this Lease; the words "herein," "hereof," "hereby," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Section or subdivision hereof.

2. Representations, Covenants and Warranties of the Lessee. The Lessee represents, covenants and warrants for the benefit of the Lessor as follows:

(a) The Lessee (i) is a corporation duly organized and existing under the laws of the State of West Virginia; (ii) has full power to own its properties and conduct its business; (iii) has full legal right, power and authority to execute and deliver this Lease and to consummate all transactions contemplated herein and therein; and (iv) by proper corporate action has duly authorized the execution and delivery of this Lease.

(b) Lessee covenants and agrees that the Leased Premises shall be used for the purpose of operating its business of assembling and/or producing zero-emission, electric-powered medium and heavy-duty vehicles and charging systems and components thereof, or for any other legal purpose authorized in writing by the Lessor with the prior written consent of the Infrastructure Council (the "Permitted Use").  Lessee agrees that it will not use any part of the Leased Premises in any unlawful manner or for unlawful purposes and that it will comply with all applicable federal, state and municipal laws with respect to the Leased Premises and its use thereof. Lessee shall obtain, at its sole expense, all licenses and permits which may be required for its use of the Leased Premises.

(c) The execution and delivery of this Lease, the fulfillment of or compliance with the terms and conditions hereof, and the consummation of the transactions contemplated hereby, will not conflict with, constitute a breach of, or default under, the Act, the Constitution and laws of the State, or other instrument to which the Lessee is a party or by which it is bound, or any constitutional or statutory provision, or order, rule, regulation, decree or ordinance of any court, government or governmental body to which the Lessee, the Leased Premises or any of the Lessee's other properties are subject.

(d) This Lease has been duly authorized, executed and delivered by the Lessee and constitute the legal, valid and binding obligations of the Lessee enforceable in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(e) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, Lessee's knowledge, threatened, against the Lessee, wherein an unfavorable ruling or finding would adversely affect the validity or enforceability of this Lease, or which would materially and adversely affect any of the transactions contemplated thereby or the ability of the Lessee to perform its obligations hereunder.

(f) The representative of the Lessee executing this Lease has been duly authorized to execute and deliver this Lease.

(g) The Lessee shall comply with and shall cause its agents, any subtenants, licensees, employees and contractors, to comply with all Environmental Regulations and shall keep the Leased Premises free and clear of any violation of such Environmental Regulations.  Upon receipt of any notice from any person or entity with regard to the Release of Hazardous Materials on, from or beneath the Leased Premises, the Lessee shall give prompt written notice thereof to the Lessor (and, in any event, prior to the expiration of any period in which to respond to such notice under any Environmental Regulation) and shall promptly proceed at Lessee's sole cost and expense to remediate any such Release of Hazardous Materials that occurred subsequent to the Effective Date to bring the Leased Premises into compliance with all Environmental Regulations; provided that an updated Environmental Phase 1 report, which will be used as a baseline, has been delivered to the Lessee, Lessor, Lender and WVDED in connection with the Closing . ~~which~~ .

(h) Lessee shall immediately notify Lessor, in writing, of any receipt, knowledge or discovery of any oral or written communication from any federal, state, county, municipal, or other local government having jurisdiction over the Leased Premises or regarding any manner pertaining to the alleged failure to comply with any Environmental Regulations; any matter relating to a response, removal or remedial action, or any other action required by Environmental Regulations; or any other matter pertaining to Hazardous Materials; and shall promptly proceed at Lessee's sole cost and expense to bring the Leased Premises into compliance with all Environmental Regulations.

(i) Lessee hereby covenants and agrees to indemnify, defend and hold harmless Lessor from and against any and all claims, liabilities, penalties, fines, damages, judgments, losses, suits, actions, legal or administrative proceedings, interests, costs and expenses (including reasonable attorney's fees, consultant's fees and expert's fees), of any kind or nature, foreseen or unforeseen (collectively, "Damages"), arising from, related to or in connection with any breach of any covenants, representations and warranties of Lessee contained in this Section 2. Without limiting the foregoing, in the event Lessee causes or permits the presence of any Hazardous Materials on the Leased Premises, and the same results in contamination, Lessee shall promptly, at Lessee's sole cost and expense, take any and all necessary action to return the Leased Premises to the condition existing prior to the presence of such Hazardous Materials on the Leased Premises.

(j) On or before the 1st day of November of each year, Lessee shall provide to the WVDED a report showing the total number of permanent and part-time employees working on the Lessee's site on the Leased Premises on the 30th day of June of that year, and the aggregate total wages paid during the twelve (12)-month period ending on the 30th day of the September the same year.

3. Representations, Covenants and Warranties of Lessor.  Lessor represents, covenants and warrants for the benefit of Lessee as follows:

(a) The Lessor is duly organized as a development authority and has all necessary power under the laws of the State to enter into this Lease and into each of the Lessor's Documents; to acquire the Leased Premises; to lease the Leased Premises to the Lessee; and to perform each of its obligations herein.

(b) The Lessor has duly authorized the execution and delivery of this Lease, the performance of its obligations hereunder and thereunder.

(c) Lessor is negotiating an agreement with Park Corporation to acquire ownership of South Charleston Development III LLC, which holds title to the Additional Parcels that are more fully described in Exhibit B. The parties intend that upon acquisition by Lessor, the Additional Parcels are to be incorporated into the definition of Leased Premises for the purposes of this Lease, with no further modification or alteration of any other provision, condition, representation, warranty, or agreement contained herein, including the Lease Term and the Regular Lease Payments. Lessor hereby agrees and warrants that its failure to acquire the Additional Parcels by September 1, 2022, would constitute a material breach of this Lease.  Lessee's sole remedy for such a material breach shall be that the forgiveness set forth in Section 5(d) of this Agreement shall be applied to the $6.7 million total Loan and thereby the total regular Lease Payments owed from the Lessee to the Lender will be reduced accordingly, unless the Lessee and the WVDED agree to another remedy in writing.

(d) With the exception of the assignment for the benefit of Lender as set forth in Section 15.1 and a deed of trust to secure the Loan made by the Lender, Lessor will not assign its right, title and interest in and to the Lease Payments derived under, or assign, pledge or grant any security interest in its right, title and interest in, to and under this Lease or the Leased Premises; nor will Lessor assign its duties and obligations under this Lease to any other person, firm or corporation, so as to impair or violate the representations, covenants and warranties contained in this Section 3.

(e) Notwithstanding anything herein to the contrary, any pecuniary obligation the Lessor may incur hereunder in connection with the Project shall not be deemed to constitute a pecuniary obligation of the Lessor but shall be payable solely by the Lessee.

(f) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best knowledge of the Lessor, threatened against the Lessor, wherein an unfavorable ruling or finding would adversely affect the validity or enforceability of this Lease or the Lessor's Documents or which would materially and adversely affect any of the transactions contemplated by this Lease or the Lessor's Documents or adversely affect the ability of Lessor to perform Lessor's obligations under this Lease or the Lessor's Documents.

(g) During the term of this Lease and so long as there shall not have occurred an Event of Default, the Lessor shall retain no rights with respect to the operation, maintenance, repair, management or administration of the Leased Premises.  Subject to the provisions of this Lease, the Lessee shall have the sole right to operate, maintain, repair, manage and administer the Leased Premises, including, but not limited to, all matters with respect to subleasing of all or any portion of the Leased Premises, acquiring and disposing of furnishings, fixtures and equipment, renovating, improving or removing portions of the Leased Premises and all other matters incidental to the operation, maintenance, repair, management and administration of the Leased Premises.

(h) Lessor makes no express or implied warranties regarding the Leased Premises. Lessee has inspected the Leased Premises and the Lessor has caused the current owner and/or the current tenant to rectify the deficiencies as listed in Exhibit D. The Lessee accepts the Leased Premises in the condition the Lessee has agreed to prior to Lessor's purchase of the Leased Premises.  If the Lease is terminated before expiration of the Lease Term as defined in Section 4 herein or prior to transfer of the Leased Premises to Lessee as described in Section 13 herein, Lessee shall deliver the Leased Premises to Lessor in good order and in substantially the same condition as existing as of the date hereof, ordinary wear and tear excepted.  Any damage to the Leased Premises caused by Lessee, ordinary wear and tear excepted, shall be promptly repaired or replaced to substantially its former condition by Lessee as required by Lessor, at Lessee's sole cost and expense. Subject to the terms of this Lease, the taking of possession of the Leased Premises by Lessee shall establish that the Leased Premises were, at such time, in satisfactory condition, order and repair.

(i) Lessor shall give notice of termination of the existing lease to the current tenant in the real estate described in Exhibit A so the current tenant has vacated the premises before the Occupancy Date. Prior to the Effective Date, to the extent permitted by the existing lease with the current tenant, the Lessor will provide the Lessee with periodic access to the Leased Premises to allow the Lessee to organize the manufacturing facility, improvements, suppliers, charging and related activities; provided that such access will not unreasonably interfere with the current tenant's use of the Leased Premises and Lessee provides no less than five (5) business days of notice to the current tenant.

4. Lease Term.  The Lease Term, subject to the provisions hereof, shall begin on the Effective Date of this Lease.  Unless earlier terminated pursuant to the provisions hereof, this Lease shall terminate 16 years after the effective date of this Lease, or until the Lessee has paid in full the Purchase Price, subject to any credits, allowances, forbearances, reductions or forgiveness, whichever shall occur first.

5. Lease Payments.

(a) Regular Lease Payment.  A lease payment of $50,000 shall be paid directly to the Lender on the first day of the ninth month following the Effective Date, thence monthly, due on the first date of each successive month, until the Loan amount has been paid in full, subject to any credits or allowances set forth in subsection (d) of this Section, or loan forgiveness set forth in subsection (e) of this Section, or until the Lease is terminated, whichever occurs first.

(b) Additional Lease Payments.  The Lessee further covenants that it shall pay the Additional Lease Payments for the Leased Premises to the parties to whom such payments are owing in the amounts and at the times such amounts may be due and payable (inclusive of any applicable grace period).

(c) Regular Lease Payments Applied toward Purchase Price.  The full amount of the Regular Lease Payments will be applied to pay down the Purchase Price.

(d) Minimum Employment Threshold. In the event the Lessee directly employs a minimum of 200 Full-Time Equivalent Employees at the Leased Premises (the "Employment Threshold") on or before December 31, 2024, $1,300,000 of the Loan will be forgiven. In the event the Lessee fails to meet the Employment Threshold described herein by December 31, 2024, the amount of such forgiveness of the Loan shall be determined by multiplying $1,300,000 by a fraction the numerator of which is the actual number of Full-Time Equivalent Employees, as hereinafter defined, employed directly by the Lessee at the Leased Premises on December 31, 2024, and the denominator of which is 200.  The Lessee will provide the Lender and WVDED with the applicable payroll documentation supporting the Employment Threshold on or before December 31, 2024. The amount of such loan forgiveness shall be determined by WVDED and provided to the Lender and Lessee within thirty (30) days of the Lessee submitting the report described herein.

(e) Additional Loan Forgiveness.  Beginning with the 300th Full-Time Equivalent Employee, and continuing with each incremental 100 Full-Time Equivalent Employees (each constituting an "Employee Threshold"), the amount of the Loan and, accordingly, the Purchase Price under the Lease shall be reduced by $500,000. The first calculation of this loan forgiveness will be made on or before November 1, 2023, based on the number of Full-Time Equivalent Employee jobs as of June 30, 2023, and such calculation shall be performed annually on or before the first day of November of each year thereafter, to and including November 1, 2028, based on the number of Full-Time Equivalent Employee jobs as of June 30 of the year of such calculation. Any principal forgiven will be subtracted from the final principal payments. The amount of any such loan forgiveness shall be determined by the WVDED and provided to the Lender and Lessee within thirty (30) days of the Lessee submitting the report required by section 2.(j).

(f) Dispute Resolution.  Any dispute regarding subsection (d) or (e) between the WVDED and the Lessee shall be governed by the laws of the State of West Virginia and any dispute between the WVDED and the Lessee arising out of subsection (d) or (e) above will be resolved in a West Virginia court having jurisdiction.

(g) Other Reductions in Purchase Price.  The Purchase Price may be further reduced by written agreement between the Lender and the Lessor subsequent to the execution and effective date of this Lease.  Lessee will be notified by Lessor of any such reduction by certified letter without the need to amend this Lease.

 6. Utilities and Other Related Services. As of the effective date of this Lease, the Lessee shall, at its sole expense, obtain all utility services supplying the Leased Premises in its own name, and shall timely pay all charges for utility services to the Leased Premises directly to the applicable utility.  Lessor shall have no obligation to furnish or maintain any facilities or utility services of any kind, and shall not be liable to Lessee for any interruption or failure of such facilities or services.  No interruption or failure of such facilities or services shall be deemed an eviction or disturbance of Lessee's use and possession of the Leased Premises or render Lessor liable for any abatement of any Lease Payments.  Utilities specifically include, but are not limited to, water, gas, heat, light, power, telephone service, internet service, storm sewer and sanitary sewer, and other utilities of every kind furnished to the Leased Premises.

7. Maintenance.  The Lessee covenants that it shall maintain the entirety of the Leased Premises so as to comply in all respects with then-applicable federal, State and local laws and regulations, including the structure of the Leased Premises, both interior and exterior, the electrical and plumbing fixtures and equipment, and the interior and exterior painting, and in a good and tenantable condition, normal wear and tear excepted.  Lessee shall, at its own expense, maintain and make any repairs and replacements, foreseen and unforeseen, ordinary and extraordinary, to the Leased Premises, including, without limitation, all properties of the building, the lawn, landscaping and snow removal, and Lessor shall have no obligations thereto.  Lessee shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the building, Leased Premises and the facilities and systems thereof.  If Lessee exercises its right to construct, install, alter, enhance, or improve the Leased Premises pursuant to Section 12.1 of this Lease (collectively "Improvements"), such Improvements shall also be subject to the Lessee's maintenance obligations contained in this Section 7.  All repairs in and to the Leased Premises shall be promptly performed by Lessee at Lessee's sole cost and expense.

8. Taxes, Assessments and Municipal/County Fees.  The parties acknowledge that the Lessor is a tax-exempt governmental entity and that the payments to be paid in lieu of taxes on the Leased Premises are to be governed by a PILOT Agreement to be entered into between Lessee, Lessor, the City, the Kanawha County Commission, the Kanawha County Assessor, the Kanawha County Sheriff and the Kanawha County Board of Education.  Pursuant to the PILOT Agreement, such payments shall be made by the Lessee.  The Lessee covenants that it shall be responsible for paying any and all municipal, county, or other taxes, including without limitation all property taxes of any kind; fees; and assessments, such as fire service fees, that may be applicable to the Leased Premises.

9. Expenses of Lessor.  After the Effective Date of this Lease and with advance notice when possible, all costs and expenses incurred by Lessor relating to this Lease, including, without limitation, reasonable attorneys' fees, shall be paid by the Lessee; provided that all Loan closing costs and expenses incurred by the Lessor, including, but not limited to, reasonable attorneys' fees, shall be paid by the WVDED.

10. Assignment.  This Lease may not be assigned or subleased in whole or in part by Lessee without the written consent of both Lessor and Lender, such consent to be granted in the sole discretion of Lessor and Lender; provided that Lessee may assign this Lease to a subsidiary wholly owned by the Lessee or by GreenPower Motor.

 11. Insurance and Indemnification.  Lessee shall, during the Term, at Lessee's sole cost and expense, obtain and keep in force of all insurance on the Leased Premises, including hazard insurance, liability insurance and title insurance.  Lessee shall obtain additional insured endorsements that designate Lessor, City, Infrastructure Council, and Lender as additional insureds on all liability and casualty insurance policies obtained with respect to the Leased Premises or the operations performed therein.  Such insurance shall include:

 (a) Casualty Insurance. An All-Risk Insurance policy covering the Leased Premises and all improvements located therein in an amount of 100% of the replacement value of the building and all improvements on the Leased Premises other than footers and foundations, and with such deductible as Lessor considers appropriate in Lessor's sole discretion. This insurance shall: (A) include hazard coverage, (B) include endorsements that name Lessor and Lender as additional insureds and name the Lender as a mortgagee/loss payee under the policy, (C) provide that no act of Lessee shall impede the right of Lessor or Lessor's mortgagees to receive and collect the insurance proceeds, and (D) provide that the right of Lessor and Lender to the insurance proceeds shall not be diminished because of any insurance carried by Lessee for Lessee's own account. Lessee acknowledges that it has no right to receive any proceeds from such insurance policy. Lessor shall not have to carry insurance of any kind on the Leased Premises or on Lessee's furniture or furnishings, or on any of Lessee's fixtures, equipment, improvements, or appurtenances under this Lease, and Lessor shall not be obligated to repair any damage thereto or replace the same.

 (b) Liability Insurance. Comprehensive general liability insurance coverage (either primary and/or umbrella policies), which shall include personal injury, bodily injury, broad form property damage, operations hazard, contractual liability and products and completed operations liability, in aggregate limit not less than Two Million Dollars ($2,000,000). The general liability insurance coverage shall be written on an occurrence basis. This insurance shall include endorsements naming Lessor and Lender as additional insureds. Notwithstanding any contrary provisions contained in this paragraph, if any liability insurance policy excludes coverage of any claim made by one insured against another, or any action or suit filed by one insured against another, then Lessee shall deliver to Lessor a separate liability insurance policy that insures only Lessor and such other parties as Lessor may designate in accordance with the provisions of this paragraph, and a certificate of insurance evidencing a separate liability insurance policy insuring Lessee in accordance with the provisions of this paragraph.

 (c) Workers' Compensation and Employer's Liability Insurance. Workers' Compensation and Employer's Liability Insurance in a form and in an amount as required to comply with state law and that shall contain a waiver of subrogation against Lessor.

 (d) Additional Insurance. Any other form or forms of insurance as Lessor or Lender may reasonably require from time to time, in form and amounts, and for insurance risks against which a prudent Lessee of a comparable size and in a comparable business would protect itself.

 (e) Insurance Requirements Generally.  All policies shall be taken out with insurers that are reasonably acceptable to Lessor and in form satisfactory to Lessor. Lessee agrees that Certificates of Insurance or, if required by Lessor or Lender, certified copies of each such insurance policy will be delivered to Lessor as soon as practicable after the placing of the required insurance. Lessee shall, contemporaneously with the execution of this Lease, provide Lessor and Lender with a Certificate of Insurance as written evidence of the insurance in force, and renewals thereof shall be delivered to Lessor and Lender at least thirty (30) days prior to the expiration of the respective policy terms. All policies shall contain an undertaking by the insurers to notify Lessor and Lender in writing not less than thirty (30) days before any material change, reduction in coverage, cancellation, or other termination thereof.

 (f) Indemnification.

 (i) Lessee hereby indemnifies and saves the Lessor harmless from and against all liability, losses, damages, costs, reasonable expenses (including reasonable counsel fees), taxes, causes of action, suits, claims, demands and judgments of any nature or form, by or on behalf of any person or entity arising in any manner from the Leased Premises, the operation of any business on the Leased Premises, the incurrence of any debt for the purposes of improving of the Leased Premises, the design, acquisition, construction; installation, operation, use, occupancy, maintenance, ownership or leasing of the Leased Premises, damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Leased Premises, any breach or default on the part of the Lessee in the performance of any of its obligations under this Agreement, or any violation of law, ordinance or regulation affecting the Leased Premises or any part thereof or the ownership or occupancy or use thereof.

 (ii) In the event that any action or proceeding is brought against the Lessor by reason of any such claim, such action or proceeding shall be defended against by counsel to the Lessor or by the Lessee, as the Lessor, upon advice of counsel, shall determine. In the event such defense is by counsel to the Lessor, Lessee shall indemnify the Lessor for reasonable costs of counsel allocated to such defense and charged to the Lessor. The Lessee, upon notice from the Lessor, shall resist and defend such an action or proceeding on behalf of the Lessor.

 (iii) The provisions of this subsection shall apply to all activities of Lessee or any manager, owner, employee, agent, business invitee, guest or contractor of Lessee with respect to the Leased Premises, whether occurring before or after execution of this Lease. All personal property upon the Leased Premises shall be at the risk of Lessee only and Lessor shall not be liable for any damage thereto or theft thereof.

 (iv) The provisions of this subsection shall apply to any claim or liability not resulting from the Lessor's own negligence but shall not apply to any claim or liability resulting from the Lessor's sole negligence, bad faith, fraud or deceit.

12. Removal of Machinery and Equipment. It is understood and agreed that all machinery and equipment installed by the Lessee, or placed upon the Leased Premises incident to the business of the Lessee, whether annexed to the freehold or not, shall remain the personal property of the Lessee, and the Lessee shall have the privilege and right to remove them at any time during the term of this Lease, provided that any damage to the Leased Premises resulting from such removal shall be promptly repaired by the Lessee at Lessee's sole cost and expense.

12.1 Right to Modify, Improve or Enhance Leased Premises.  It is understood and agreed that the Lessee, solely in its discretion, expense, and without any required consent of the Lessor, will construct, install, alter, enhance, and improve the Leased Premises so that Lessee may use the Leased Premises for any Permitted Use; however, this right excludes the Rail Spur Parcel, on which no construction or alteration will be permitted without consent of Lessor. Any buildings, permanent fixtures, or improvements, excluding removable personal property, machinery and equipment, will become part of the realty. The parties acknowledge that, at Lessee's sole discretion, cost and expense, Lessee will select the subcontractors, laborers, materialmen, and suppliers used in connection with any Leased Premises improvements.  Lessee will require any subcontractor, laborer, materialman, or supplier employed or working on, in or around the Leased Premises to obtain and provide liability insurance with an additional insured endorsement that names the Lessor as additional insured in the amounts and limits set forth in Section 11 herein.

13. Right to Purchase the Leased Premises.  The Lessor hereby grants unto Lessee the right to purchase the Leased Premises, together with all improvements thereon, at any time prior to the expiration of this Lease and for a period of sixty (60) days after the termination of this Lease in exchange for payment of the then-remaining balance of the Loan (the "Purchase Option Price"), minus any credits, allowances or forgiveness. Lessee is deemed to have exercised the option granted under this Section 13 immediately upon payment in full of the Purchase Option Price, with the date of closing to occur thirty (30) days after the date of expiration of this Lease or thirty (30) days after payment of the Purchase Option Price, whichever is earlier. At the closing, Lessee/Purchaser will pay any associated closing, and Lessor/Seller will deliver the deed described in Section 14 to the Lessee/Purchaser free and clear of any security charges.

14. Title to Leased Premises. Except as expressly set forth in this Lease, title to the Leased Premises and any and all alterations thereto and replacements thereof shall be held in the name of the Lessor during the term of this Lease and the Lessee shall not have any right, title or interest in the Leased Premises.  However, at the end of the Lease Term upon the payment of all Lease Payments or on exercise of the Lessee's right to purchase the Leased Premises pursuant to Section 13 hereof, Lessor/Seller shall, at Lessee/Purchaser's sole expense and cost, make and deliver to the Lessee/Purchaser, a good and proper deed free and clear of any liens or encumbrances created by Lessor, duly executed and acknowledged with transfer stamps, if applicable, attached thereto, with covenants of special warranty, conveying good and marketable title to the Leased Premises, subject to all reservations, exceptions, conditions, easements, rights-of-way or other like limitations of record under and by which Lessor/Seller is bound in ownership of the Leased Premises as of the date of this Lease.  Lessee/Purchaser shall be responsible for all reasonable attorneys' fees, closing costs and any other expenses associated with the transfer of title from Lessor/Seller to Lessee/Purchaser described in this Section 14.

 15. No Encumbrance, Mortgage or Pledge of Leased Premises.  The Lessee shall not permit any mechanic's or other lien to be established or remain against the Leased Premises. The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Leased Premises.  The Lessee promptly and at its own expense shall take such action as may be necessary to discharge any such mortgage, pledge, lien, charge, encumbrance or claim not excepted above that it shall have created, incurred or suffered to exist.  The Lessor shall not directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, lien (other than any lien relating to taxes all of which are payable by the Lessee), charge, encumbrance or claim on or with respect to the Leased Premises other than the first-priority deed of trust, assignment of leases and rents and fixture filing for the benefit of Lender as described and identified in Section 15.1(b) herein.  The Lessor promptly and at its own expense shall take such action as may be necessary to discharge any such mortgage, pledge, lien, charge, encumbrance or claim not excepted above that it shall have created, incurred or suffered to exist.

 15.1. Assignment of Lessor's Rights to Lender.  The Parties agree that effective at Closing:

(a) The Lessor grants and assigns to Lender all rights of Lessor hereunder, including without limitation the right to receive the Regular Rental Payments and to exercise all remedies hereunder upon the occurrence of any of the Events of Default as defined in Section 18 herein;

(b) The Loan is secured by a first-priority deed of trust, assignment of leases and rents and fixture filing for the benefit of Lender that is senior and prior to this Lease;

(c) The obligations of the Lessee shall be guaranteed by GreenPower Motor pursuant to a guaranty agreement in form and substance acceptable to the Lender;

(d) The Lessor grants to the Lender the right of foreclosure or repossession upon the occurrence of a default with respect to the Loan.  In the event that Lender exercises such rights of foreclosure or repossession upon a default with respect to the Loan, Lender shall comply with all notification requirements to Lessor and Lessee as defined herein, as well as all applicable municipal, county and state laws; and

(e) In the event of a conflict between this Section 15.1 and any other terms of this Lease, this Section 15.1 shall take precedence and be given full effect, to the extent permitted by law.

16. Restriction on Sale.  Except as otherwise provided in Sections 15 and 15.1 above, Lessor agrees that as long as the Lessee is not in default hereunder, Lessor will not enter into any other contract or agreement affecting this Lease, the Lease Payments or the Leased Premises in any way or attempt to sell, assign, convey or otherwise alienate any interest it may have in the Leased Premises, this Lease or the Lease Payments, or assign the same as security for any other obligations of the Lessor without the prior written consent of the Lessee, such consent to be granted in the sole discretion of the Lessee.  Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, Lessor's interest may be transferred, either pursuant to a foreclosure sale, deed in lieu of foreclosure, or otherwise.  Any person or entity acquiring the Leased Premises after a foreclosure sale or deed in lieu of foreclosure shall thereafter assume the same rights, duties, and obligations of Lessor hereunder unless this Lease shall have been terminated in accordance herewith.

For so long as Lessee is not in default of its obligations under this Lease and any sublease, as applicable, and an Event of Default has not occurred, any successor to Lessor shall be required to acknowledge that it is accepting title subject to this Lease.  Reasonable advance notice of any proposed transfer of Lessor's interest will be given to Lessee prior to any transfer.

 17. Further Assurance and Corrective Instruments.  The Lessor and the Lessee agree that they will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as reasonably may be required for correcting any inadequate or incorrect description of the Leased Premises hereby leased or intended to be leased or for otherwise carrying out the intention hereof.

18. Events of Default.  The following shall each be considered an "Event of Default" under this Lease:

 (a) Lessee fails to make any Lease Payments within the time frame described in Section 5 of this Lease within thirty (30) days of the due date thereof;

 (b) Lessee or its parent company, GreenPower Motor, files bankruptcy, either voluntary or involuntary, under the federal laws of the United States or of Canada;

 (c) Lessee or its parent company, GreenPower Motor, fails to pay any taxes, fees, charges, or other financial obligations due and owing to any city, county, state or United States federal governmental entity, including but not limited to unemployment compensation, business and occupation taxes, business license fees, and income taxes, after being given notice by Lessor or Lender of said failure and Lessee fails to make payment on said failure within thirty (30) days of being given of such notice;

 (d) Lessee breaches any of the terms of the PILOT Agreement and such breach last for a period longer than thirty (30) days after being given notice by one of the parties to the PILOT Agreement or from Lender;

 (e) Lessee breaches any of the terms of the WV MOU or takes any action that would cause the Lessor to breach any of the terms of the Loan or Loan Documents;

(f) Lessee fails to maintain the insurance coverage required by Section 11 and such failure lasts for a period longer than thirty (30) days after being given notice by the Lessor or Lender;

 (g) Lessee or GreenPower Motor becomes involved in a legal proceeding that results in the levy of execution or the acquisition of Lessee's leasehold interest hereunder by a trustee in bankruptcy, receiver, assignee or any other legal officer appointed in any insolvency or creditors' proceedings;

 (h) Lessee vacates the Leased Premises and permits it to remain vacant for a period of thirty (30) days;

 (i) Lessee fails to repair damage to the Leased Premises caused by fire, flood, wind, hail, or other event that materially damages the Leased Premises and/or the building, within sixty (60) days of such event;

 (j) Lessee fails to maintain the Leased Premises as described in Section 7 upon being given 30 days notice by the Lessor or Lender that such failure exists and no action has been taken by the Lessee to correct such failure to maintain;

 (k) Any governmental agency, administration, commission, or authority, whether City, County, State or Federal, revokes Lessee's or GreenPower Motor Company, Inc.'s license, right, or authority to conduct business within the City, the State, or the United States of America; or

 (l) Lessee breaches or otherwise fails to comply with any other provision of this Lease applicable to Lessee and fails to cure the same within thirty (30) days of being given notice thereof by Lessor or Lender.

19. Remedies on Default. If an Event of Default shall have occurred and be continuing beyond thirty (30) days after Lender or Lessor sends Lessee notice of such Event of Default, to the extent any such notice is given, the Lender in accordance with Paragraph 15.1, or the Lessor with Lender's prior written consent, may exercise any of the following remedies:

(a) Require the Lessee to pay all Lease Payments due immediately and may require the Lessee to prepay all estimated expenses for a two-year period that would constitute Additional Lease Payments to a financial institution of the choice of the Lessor to be held in escrow for the actual payments of the Additional Lease Payments; and/or

(b) Require Lessee to cure such Default, if the Default may be cured, within thirty (30) days; and/or

(c) Declare this Lease to be terminated and, by written notice served on Lessee by certified letter, require Lessee to vacate the premises within ninety (90) days of the date of the certified letter; and/or

(d) In the case of Lessor, request the Lender to take the action set forth above in subparagraph (c) above or to authorize the Lessor to take the action set forth above in subparagraph (c) above.

No remedy herein conferred upon or reserved to the Lessor and/or Lender is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder.  Lessor and/or Lender reserves their rights to exercise any of the above-described remedies individually or together, as may be appropriate, at their sole discretion, provided that Lessor may not exercise any such remedy without the Lender's prior written approval.  No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time, as often as may be deemed expedient.

20. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  The Lessor and the Lessee agree, to the extent permitted by law, that in the case of a termination of this Lease, neither the Lessor nor the Lessee nor any one claiming through or under either of them shall or will set up, claim or seek to take advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Lease; and the Lessor and the Lessee, for themselves and all who may at any time claim through or under either of them, each waives, to the full extent that it may lawfully do so, the benefit of all such laws.

21. Net Lease.  This Lease shall be deemed and construed to be a "net lease." The Lessee covenants that it shall pay absolutely net during the Lease Term the Lease Payments, free of any deductions, and without abatement, deduction or setoff. Lessee covenants that it shall pay all costs, expenses, and obligations of every kind and nature relating to the Leased Premises and the ownership, management, maintenance, repair, and operation thereof which may arise during the term of this Lease.  Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense, or deduction with respect to any Lease Payments by reason of (i) any damage to or destruction of the Leased Premises or any part thereof; (ii) any taking of the Leased Premises or any part thereof by condemnation or otherwise; or (iii) any prohibition, limitation, restriction, or prevention of the Lessee's use, occupancy, or enjoyment of the Leased Premises or any part thereof, or any interference with such use, occupancy or enjoyment.  Any financial obligation of Lessor, whether by operation of law or by obligation of contract, shall be the financial obligation of Lessee.

22. Payments Due on Holidays.  If the date for making any payment or the last day for performance of any act or the exercising of any right, as provided in this Lease, shall be a legal holiday or a day on which banking institutions in the State, the United States or Canada are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are not authorized by law to remain closed, with the same force and effect as if done on the date otherwise specified herein.

23. Entirety of Lease. This Lease constitutes the entire agreement between Lessor and Lessee.  There are no understandings, agreements, representations or warranties, express or implied, not stated herein. Any terms and conditions of any purchase order or other document submitted by the Lessee in connection with this Lease which are in addition to or inconsistent with the terms and conditions of this Lease and not executed by Lessor will not be binding and will not apply to this Lease.

24. Cooperation of Lessor. The Lessor shall cooperate fully with Lessee in filing any proof of loss with respect to any insurance policy or performance bond covering the events described in this Lease, in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Leased Premises, or in any action relating to any contract or agreement relating to the events described in this Lease.  In no event shall the Lessor voluntarily settle, or consent to the settlement of, any proceeding arising out of any such insurance claim, performance or payment bond claim, prospective or pending condemnation proceeding, or action, without the written consent of the Lessee.  Lessor shall transfer to the Lessee all proceeds received by the Lessor resulting from any condemnation proceeding or insurance proceedings related to the Leased Premises.  The provisions of this Section 24 shall be subject to Section 11 and the rights of the Lender relating to the Loan and any agreement executed in connection therewith, including without limitation the rights of the Lender under the first-priority deed of trust, assignment of leases and rents and fixture filing for the benefit of Lender as described and identified in Section 15.1 herein.

25. Notices.  All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Lease shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by facsimile or email, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to the Lessee, as follows:

 GreenPower Manufacturing WV Inc

 8885 Haven Avenue, Suite 150

 Rancho Cucamonga, CA  91730

 Attention: Fraser Atkinson, CEO

 Email Address: fraser@greenpowermotor.com

 Brendan Riley, President

 Email Address: brendan@greenpowermotor.com

If to the Lessor, as follows:

South Charleston Development Authority

238 Fourth Avenue

South Charleston, WV  25303

Attention: Executive Director

Email Address: ratkinson@cityofsouthcharleston.com

If either Parties' mailing address or email address for notice should change during the Term of this Agreement, that Party shall, within thirty (30) days of the effective date of the change, notify the other Party of the change in writing by certified mail, return receipt requested, postage prepaid, addressed to the then-applicable address.

26. Parties Bound. The covenants and conditions herein contained shall inure to the benefit of the Parties and shall bind the heirs, successors, executors, administrators, and assigns of the Parties.

27. Time of the Essence.  Time is of the essence of this Lease, and of each and every covenant, term, condition and provision hereof.

28. Severability. If any term, provision, covenant or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Lease shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

29. Compliance with Law.  The Parties shall comply with all applicable statutes, ordinances, rules and regulations of federal, state and municipal governments, and shall observe and comply promptly with all current and future orders of all courts having jurisdiction over the Leased Premises or any portion thereof, and all current and future requirements of all insurance companies writing policies covering the Leased Premises or any portion thereof.

 30. Headings; Counterparts. The headings to the various Sections of this Lease have been inserted for reference only and shall not in any manner be construed as modifying, amending or affecting in any way the express terms and provisions hereof.  This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

31. Modifications. All modifications, amendments, alterations or changes to this Lease shall be in writing and signed by both parties.

32. Venue; Choice of Law.  This Lease shall be governed by and construed in accordance with the substantive federal laws of the United States and the law of the State of West Virginia.  Lessor and Lessee hereby submit to the jurisdiction and venue of the Circuit Court of Kanawha County, West Virginia, for any action between the Parties arising out of this Lease.

33. Memorandum of Lease.  A Memorandum of Lease shall be executed in the form attached as Exhibit C in order to record in the Clerk's Office of the County Commission of Kanawha County, West Virginia.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be affixed to this Lease.

SOUTH CHARLESTON DEVELOPMENT AUTHORITY, as Lessor

By	/s/ Frank A. Mullens, Jr.
Name:	Frank A. Mullens, Jr.
Title:	Chairman

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO WIT:

The foregoing instrument was acknowledged before me this 2nd day of May, 2022, by Frank A. Mullens, Jr., Chairman of the SOUTH CHARLESTON DEVELOPMENT AUTHORITY, for the South Charleston Development Authority.

Given under my hand and seal this 2nd day of May, 2022.

 My commission expires: 10/10/2024.

Glyn M. Houchins
Notary Public

[SEAL]

GREENPOWER MANUFACTURING WV INC, as Lessee

By	/s/ Fraser Atkinson
Name:	Fraser Atkinson
Title:	CEO

PROVINCE OF BRITISH COLUMBIA,

CITY OF VANCOUVER, TO WIT:

The foregoing instrument was acknowledged before me this 2nd day of May, 2022, by Fraser Atkinson, CEO of GreenPower Manufacturing WV Inc.

Given under my hand and seal this 2nd day of May, 2022.

 My commission expires: Does not expire.

/s/ Alex Farkas
Notary Public

[SEAL]

EXHIBIT A

SITE DESCRIPTION

That certain tract or parcel of real estate lying and being situated in the City of South Charleston, Kanawha County, West Virginia, and described as follows:

A TRACT OF LAND SITUATED IN THE CITY OF SOUTH CHARLESTON, KANAWHA COUNTY, WEST VIRGINIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A WVDOH CONCRETE MONUMENT FOUND ON THE NORTHERLY CONTROLLED ACCESS RIGHT OF WAY LINE OF INTERSTATE 64, SAID CONCRETE MONUMENT BEING LOCATED AT STATION 490+22 AND 183 FEET LEFT OF THE CENTERLINE OF SAID INTERSTATE 64 AND BEING COMMON CORNER TO SOUTH CHARLESTON MUNICIPAL BUILDING COMMISSION (DB: 2989 PG: 992);

THENCE LEAVING SAID RIGHT OF WAY AND WITH THE COMMON LINE OF SAID MUNICIPAL BUILDING COMMISSION N08°32'40"E 139.80' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO A 3.41 ACRE +/- TRACT OF SOUTH CHARLESTON DEVELOPMENT III LLC;

THENCE WITH SAID 3.41 ACRE TRACT FOR THE FOLLOWING THREE COURSES AND DISTANCES:

N83°18'12"E 305.06' TO A 5/8" REBAR AND CAP FOUND;

N70°04'06"E 221.88' TO A 5/8" REBAR AND CAP FOUND;

N73°35'46"E 172.64' TO A 5/8" REBAR AND CAP SET, COMMON CORNER TO ORDERS CONSTRUCTION COMPANY (DB: 2993 PG: 311);

THENCE WITH SAID ORDERS CONSTRUCTION COMPANY TRACT FOR THE FOLLOWING THREE COURSES AND DISTANCES:

S10°24'37"E 54.93' TO A POINT;

N76°13'52"E 22.48' TO A POINT;

S12°14'38"E 12.94' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO A SECOND TRACT OF ORDERS CONSTRUCTION COMPANY (DB: 2572 PG: 684/ DB: 2993 PG: 304);

THENCE WITH SAID SECOND TRACT OF SAID ORDERS CONSTRUCTION COMPANY FOR THE FOLLOWING THREE COURSES AND DISTANCES:

S12°14'38"E 287.97' TO A 5/8" REBAR AND CAP FOUND;

S04°56'44"E 59.38' TO A 5/8" REBAR AND CAP FOUND;

S23°19'51"E 8.81' TO A 5/8" REBAR AND CAP FOUND ON THE NORTHERLY LINE OF CHESAPEAKE AND OHIO RAILWAY COMPANY (DB: 1354 PG: 700);

THENCE WITH SAID C&O RAILWAY COMPANY S60°35'04"W 276.03' TO A 1" IRON PIPE FOUND ON THE NORTHERLY CONTROLLED ACCESS RIGHT OF WAY LINE OF INTERSTATE 64;

THENCE WITH SAID RIGHT OF WAY LINE FOR THE FOLLOWING FOUR COURSES AND DISTANCES:

N68°33'28"W 242.28' TO A POINT;

N64°23'58"W 47.79' TO A POINT;

N24°43'21"E 35.00' TO A POINT;

N70°56'11"W 325.58' TO THE PLACE OF BEGINNING, CONTAINING 6.02 ACRES, MORE OR LESS, AS SHOWN ON A PLAT OF SURVEY, DATED APRIL 15, 2022, PREPARED BY TERRADON CORPORATION.

BEING THE SAME REAL ESTATE CONVEYED UNTO SFC LAND, LLC BY DEED BOOK 2828 PAGE: 308, DEED BOOK: 2993 PAGE: 308 AND DEED BOOK: 2993 PAGE: 304.

EXHIBIT B

ADDITIONAL PARCELS

Those certain tracts or parcels of real estate lying and being situated in the City of South Charleston, Kanawha County, West Virginia, and described as follows:

SOUTH CHARLESTON DEVELOPMENT III LLC 3.412± ACRE TRACT

A TRACT OF LAND SITUATED IN THE CITY OF SOUTH CHARLESTON, KANAWHA COUNTY, WEST VIRGINIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A MAG SPIKE SET IN ASPHALT AT THE TERMINUS OF INDUSTRIAL WAY, SAID POINT BEING A COMMON CORNER TO ORDERS CONSTRUCTION (DB: 2993 PG: 311);

THENCE WITH THE COMMON LINE OF ORDERS CONSTRUCTION S10°24'37"E 186.82' TO A 5/8" REBAR AND CAP SET, COMMON CORNER TO SFC LAND, LLC (DB: 2993 PG: 308);

THENCE WITH SAID SFC LAND, LLC S73°35'46"W 172.64' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO A SECOND TRACT OF SFC LAND, LLC (DB: 2828 PG: 154);

THENCE WITH SFC LAND, LLC (DB: 2828 PG: 154) FOR THE FOLLOWING TWO COURSES AND DISTANCES:

S70°04'06"W 221.88' TO A 5/8" REBAR AND CAP FOUND;

S83°18'12"W 305.06' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO SOUTH CHARLESTON MUNICIPAL BUILDING COMMISSION (DB: 2989 PG: 992);

THENCE WITH THE COMMON LINE OF SAID SOUTH CHARLESTON MUNICIPAL BUILDING COMMISSION FOR THE FOLLOWING THREE COURSES AND DISTANCES:

N42°40'07"E 138.96' TO A 5/8" REBAR AND CAP FOUND;

N38°05'47"W 149.50' TO A 5/8" REBAR AND CAP FOUND;

N0°34'15"E 39.31' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO A 16.42 ACRE TRACT OF MENARD INC (DB: 3118 PG: 723);

THENCE WITH SAID MENARD INC N82°31'42"E 71.26' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO A 1.71 +/- ACRE TRACT OF SOUTH CHARLESTON DEVELOPMENT III LLC (DB: 3105 PG: 87-PARCEL A);

THENCE WITH SAID PARCEL A N82°28'47"E, PASSING A 5/8" REBAR AND CAP SET AT 536.17', CORNER TO AFORESAID 1.71 +/- ACRE TRACT, PASSING A RAIL SPIKE FOUND AT 561.60', SAID POINT BEING THE SOUTHWEST TERMINUS OF INDUSTRIAL WAY, IN ALL 575.38' TO THE PLACE OF BEGINNING, CONTAINING 3.41 ACRES, MORE OR LESS, AS SHOWN ON A PLAT OF SURVEY, DATED APRIL 15, 2022, PREPARED BY TERRADON CORPORATION.

BEING THE SAME REAL ESTATE DESCRIBED AS DEED PARCEL B, AS CONVEYED UNTO SOUTH CHARLESTON DEVELOPMENT III LLC IN DEED BOOK 3105, AT PAGE 87.

SOUTH CHARLESTON DEVELOPMENT III LLC 1.71 +/- ACRE TRACT

A TRACT OF LAND SITUATED IN THE CITY OF SOUTH CHARLESTON, KANAWHA COUNTY, WEST VIRGINIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 5/8" REBAR AND CAP FOUND ON THE WESTERLY LINE OF INDUSTRIAL WAY, COMMON CORNER TO A 16.42 ACRE TRACT OF MENARD INC. (DB: 3118 PG: 123);

THENCE WITH THE WESTERLY LINE OF INDUSTRIAL WAY S10°54'42"E 249.16' TO A 5/8" REBAR AND CAP SET IN THE LINE OF A 3.41 ACRE TRACT OF SOUTH CHARLESTON DEVELOPMENT III LLC (DB: 3105 PG: 87 - PARCEL B), SAID POINT BEING THE SOUTHWESTERLY TERMINUS OF INDUSTRIAL WAY;

THENCE LEAVING INDUSTRIAL WAY AND WITH THE COMMON LINE OF SAID 3.41 ACRE TRACT S82°28'47"W 536.17' TO A 5/8" REBAR AND CAP FOUND, COMMON CORNER TO AFOREMENTIONED 16.42 ACRE TRACT;

THENCE WITH THE COMMON LINE OF SAID 16.42 ACRE TRACT FOR THE FOLLOWING TWO COURSES AND DISTANCES:

N07°03'39"W 30.10' TO A 5/8" REBAR AND CAP FOUND;

N59°43'20"E 565.19' TO THE PLACE OF BEGINNING, CONTAINING 1.71 ACRES, MORE OR LESS, AS SHOWN ON A PLAT OF SURVEY, DATED APRIL 15, 2022, PREPARED BY TERRADON CORPORATION.

BEING A PORTION OF THE SAME REAL ESTATE DESCRIBED AS DEED PARCEL A, AS CONVEYED UNTO SOUTH CHARLESTON DEVELOPMENT III LLC IN DEED BOOK 3105, AT PAGE 87.

EXHIBIT C

MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

 This is a Memorandum of Lease which summarizes that certain lease (the "Lease") entered into by and between the South Charleston Development Authority, 238 Fourth Avenue, South Charleston, WV 25303 (the "Lessor"), and GreenPower Manufacturing WV Inc, 8885 Haven Avenue, Suite 150, Rancho Cucamonga, CA 91730 (the "Lessee"), dated ______________, 2022.  This Memorandum of Lease is hereby executed by the parties of the lease in order to comply with the requirements of § 40-1-8 of the State Code of West Virginia, 1931, as amended, and shall effectively give notice to any party, pursuant to such code section, that a lease exists on the Demised Premises which is located at 30 Industrial Way, South Charleston, Kanawha County, West Virginia, and more particularly described in Exhibit A.  The effective date and commencement date of the Lease is August 1, 2022, and it continues for 16 years and terminates on August 1, 2038.  The Lease does not have a right of extension or renewal.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Lessee:

GreenPower Manufacturing WV Inc

Name:	Fraser Atkinson
Title:	CEO

STATE OF _________________,

COUNTY OF _____________, TO WIT:

The foregoing instrument was acknowledged before me this _____ day of May 2022, by Fraser Atkinson, CEO of GreenPower Manufacturing WV Inc.

Given under my hand and seal this _____ day of _______________, 2022.

 My commission expires: ________________

Notary Public

[SEAL]

Lessor:

South Charleston Development Authority

Name:	Frank A. Mullens, Jr.
Title:	Chairman

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO WIT:

The foregoing instrument was acknowledged before me this 2nd day of May 2022, by Frank A. Mullens, Jr., Chairman of the SOUTH CHARLESTON DEVELOPMENT AUTHORITY, for the South Charleston Development Authority.

Given under my hand and seal this 2nd day of May, 2022.

 My commission expires: __________________________.

Notary Public

[SEAL]

This instrument was prepared by W. Michael Moore, Esq., Moore & Biser, PLLC, 317 Fifth Avenue, South Charleston, WV 25303.

EXHIBIT D

BUILDING DEFICIENCIES

1. The below 9/27/21 letter from United Structural Systems Ltd., but only to the extent that the  deficiencies identified in that letter have been observed and documented within one month of Closing.

2. Potesta & Associates Phase I ESA, dated April 28, 2022, attached hereto excluding appendices.

3 S&S Engineers Draft Report dated April 28, 2022, attached hereto.